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                          CONSENT TO USE OF REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A into Republic Bancshares, Inc.'s previously filed Registration Statement File No. 333-32151.





                                                        /s/  Arthur Andersen LLP




Tampa, Florida,
  April 9, 1998